UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):            August 22, 2016

Coach, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-16153	52-2242751
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Hudson Yards, New York, NY 10001
(Address of principal executive offices) (Zip Code)

(212) 594-1850
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On August 22, 2016, Coach, Inc. (“Coach” or the “Company”) entered into letter agreements (the “Letter Agreements”) outlining modified employment terms for the following named executive officers (the “NEOs”):

Victor Luis – Chief Executive Officer; and

Ian Bickley – President, International Group.

The Human Resources Committee of the Coach Board of Directors (the “Committee”), with the support of the Company’s management, increased the period that each NEO be required to provide the Company with advance written notice of his intent to terminate employment from three (3) months to six (6) months.  The Company’s requirement to provide Mr. Luis with mutual advance written notice was also increased from three (3) to six (6) months. In addition, Mr. Luis will be entitled to continue to vest in his annual equity awards (other than his appointment performance restricted stock unit grant) through the end of the six (6)-month notice period in the event Mr. Luis notifies the Company of his intent to terminate his employment without good reason and the Company elects to shorten the notice period. The Committee also approved a requirement that, in the event Mr. Luis decides to accept other employment (including, but not limited to employment with a competitor of Coach) during the period he is subject to non-competition provisions, he is required to inform the Company and provide the name his future employer, his title, duties and start date.  The penalties for violation will be consistent with the penalties for violation of the notice provision in his Letter Agreement (Mr. Bickley was already subject to this requirement).  The Committee also approved a requirement that, in the event Mr. Bickley’s employment is terminated for any reason other than for cause, and Coach prevents him from working for a competitor in connection with his existing non-compete requirements, he will be paid his existing salary during the remainder of his non-compete period, so long as severance or other termination payments are not paid to him during this period (Mr. Luis already had this provision in his existing employment letter).

The Letter Agreements amend each NEO’s existing employment letter, to the extent necessary, to reflect these modified employment terms. A portion of the annual equity awards granted to each of Mr. Luis and Mr. Bickley was in consideration for their entering into their respective Letter Agreements.

Except as specifically set forth in the Letter Agreements and summarized herein, the terms and conditions of each NEO’s employment with Coach (including the terms of any employment letter, restrictive covenants agreement or equity agreement between the NEO and Coach) remain in effect following the effective date of the Letter Agreements.

The Letter Agreements are filed as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing summary is qualified in its entirety by the terms of the actual Letter Agreements.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

	10.1	Letter Agreement, dated August 22, 2016, between Coach and Victor Luis

	10.2	Letter Agreement, dated August 22, 2016, between Coach and Ian Bickley

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 26, 2016

COACH, INC.

	By:	/s/ Todd Kahn
Todd Kahn
President, Chief Administrative Officer
and Secretary

EXHIBIT INDEX

10.1   Letter Agreement, dated August 22, 2016, between Coach and Victor Luis

10.2   Letter Agreement, dated August 22, 2016, between Coach and Ian Bickley